Exhibit 99.3

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 27th day of March 2026, by and among Haymaker Acquisition Corp. 4, a Cayman Islands exempted company (which shall domesticate as a Delaware corporation in connection with the consummation of the Mergers) (together with its successor, “SPAC”), Suncrete, Inc., a Delaware corporation (“PubCo”), and each of the undersigned investors, severally and not jointly (each a “Subscriber” and collectively the “Subscribers”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the SPAC, PubCo, Haymaker Merger Sub I, Inc., a Delaware corporation and wholly owned direct Subsidiary of PubCo (“Merger Sub I”), Haymaker Merger Sub II, LLC, a Delaware limited liability company and a wholly owned Subsidiary of PubCo (“Merger Sub II”), and Concrete Partners Holding, LLC, a Delaware limited liability company (the “Company”), have entered into that certain Business Combination Agreement, dated as of October 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, (i) on the Closing Date prior to the Initial Closing, SPAC will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by effecting the Domestication in accordance with the applicable provisions of the DGCL and the Companies Act, (ii) on the Closing Date, Merger Sub I will merge with and into SPAC (the “Initial Merger”), with SPAC surviving the Initial Merger and becoming a wholly-owned subsidiary of PubCo, and (iii) on the Closing Date but immediately after the Initial Merger Effective Time, Merger Sub II will merge with and into the Company (the “Acquisition Merger” and, together with the Initial Merger, the “Mergers”), with the Company surviving the Acquisition Merger as a wholly owned Subsidiary of PubCo, on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, each Subscriber desires to subscribe for and purchase, severally and not jointly, from PubCo that number of (i) shares of PubCo Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) (the “Shares”) for a purchase price of $10.00 per share (the “Purchase Price”) and/or (ii) Pre-Funded Common Stock Purchase Warrants (the “Pre-Funded Warrants” and together with the Shares and any shares issuable upon exercise of the Pre-Funded Warrants, the “Securities”), each to purchase one share of Class A Common Stock (collectively, the “Warrant Shares”) at a per share exercise price equal to $0.0001 (the “Exercise Price”) at a purchase price per Pre-Funded Warrant equal to the Purchase Price less the Exercise Price, each in the form of Exhibit A hereto, as set forth opposite such Subscriber’s name on the signature pages hereto, and with an aggregate purchase price as set forth opposite such on Subscriber’s name on the signature pages hereto (the “Aggregate Purchase Price”); and

WHEREAS, SPAC and PubCo have entered into, and may enter into, subscription agreements (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement with certain other investors (the “Other Subscribers”), pursuant to which such Other Subscribers have agreed to purchase Shares and/or Pre-Funded Warrants at the Closing with an aggregate subscription price of at least $105,500,000, including an Other Subscription Agreement with an Other Subscriber subscribing for an aggregate of at least $60,000,000 of Class A Common Stock (such Other Subscriber, the “Anchor Investor”) and, in consideration of the Anchor Investor’s execution and delivery of such Other Subscription Agreement, PubCo and SPAC have entered into a letter agreement with the Anchor Investor (the “Anchor Investor Letter Agreement”) pursuant to which PubCo agreed to issue to the Anchor Investor 666,667 shares of Class A Common Stock (the “Anchor Commitment Fee Shares”) at the Closing.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Subscription.

1.1 Subscription.

1.1.1 Subject to the terms and conditions hereof, at the Closing, each Subscriber hereby irrevocably agrees, severally and not jointly, to subscribe for and purchase, and PubCo hereby irrevocably agrees to issue and sell to each Subscriber, upon the payment of the applicable Subscriber’s Purchase Price, the number of Shares and/or Pre-Funded Warrants set forth opposite such Subscriber’s name on the signature pages hereto (such subscription and issuance, the “Subscription”).

1.1.2 Notwithstanding anything to the contrary contained in this Subscription Agreement, if, after the date of this Subscription Agreement, a Subscriber acquires ownership of SPAC Class A Ordinary Shares in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such SPAC Class A Ordinary Shares in connection with any redemption conducted by the SPAC in accordance with the SPAC Organizational Documents in conjunction with the Closing (the “Redemption”)) prior to the SPAC Shareholders’ Meeting to approve the Transactions and such Subscriber does not redeem or convert such SPAC Class A Ordinary Shares in connection with the Redemption (including revoking or reversing any previously submitted redemption demand or conversion elections made with respect to such SPAC Class A Ordinary Shares) (any such SPAC Class A Ordinary Shares, “Non-Redeemed Shares”), and such Subscriber notifies SPAC in writing at least two (2) Business Days prior to the anticipated Closing Date that it wishes to apply a specified number of such Non-Redeemed Shares to reduce the number of Securities it is required to purchase hereunder (the “Reduction Right” and such number of Non-Redeemed Shares, the “Reduction Shares”), the number of Securities for which such Subscriber is obligated and has the right to purchase under this Subscription Agreement will be reduced by the number of Reduction Shares; provided, that (i) promptly upon the SPAC’s request, such Subscriber shall provide SPAC with documentary evidence reasonably requested by SPAC to evidence such Reduction Shares and the purchase price paid for each Reduction Share and (ii) such Subscriber agrees that with respect to any such Reduction Shares, it will (A) not sell or otherwise transfer such Reduction Shares prior to the consummation of the Transactions, (B) not vote any Reduction Shares in favor of approving any proposal contained in the SPAC’s proxy statement seeking shareholder approval of the Transactions and instead submit a proxy abstaining from voting thereon, and (C) to the extent it has the right to have any of its Reduction Shares redeemed for cash in connection with the consummation of the Transactions, not exercise any such redemption rights.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce PubCo to issue the Securities, to each Subscriber, each Subscriber, severally and not jointly, hereby represents and warrants to SPAC and PubCo and acknowledges and agrees with SPAC and PubCo, as of the date hereof and as of the Closing, as follows:

2.1.1 Subscriber has been duly formed or incorporated and is validly existing and in good standing (if the concept of good standing is applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming this Subscription Agreement constitutes the valid and binding agreement of the other parties hereto, then this Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement (including compliance by Subscriber with all of the provisions hereof) and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries, as applicable, is a party or by which Subscriber or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of Subscriber or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to have a material adverse effect on the Subscriber’s timely performance of its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Securities.

2.1.5 Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act or any other applicable securities laws, and that the Securities have not been registered under the Securities Act or any other applicable securities laws. Subscriber understands that (A) the Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to PubCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, (B) the Securities may be subject to transfer restrictions under applicable securities laws, and (C) any certificates or book entries representing the Securities shall contain a legend to such effect. Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Securities will be subject to the foregoing restrictions and, as a result of these restrictions, Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

2.1.6 Subscriber understands and agrees that Subscriber is purchasing the Securities directly from PubCo. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by PubCo, the SPAC or any of their respective Affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in or incorporated into this Subscription Agreement.

2.1.7 If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.8 In making its decision to acquire the Securities, Subscriber represents that it has relied solely upon independent investigation made by Subscriber, the PubCo Commission Documents and the SPAC Commission Documents (each as defined below) and PubCo’s and SPAC’s representations, warranties and agreements set forth in or incorporated by reference into Section 2.2 and Section 2.3, respectively, hereof. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than PubCo concerning SPAC, the Company, PubCo or the Securities or the offer and sale of the Securities. Subscriber acknowledges and agrees that Subscriber (i) has received, and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Securities (including with respect to the Company, the SPAC, PubCo and the Transactions), (ii) has made its own assessment and (iii) is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Securities. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Subscriber acknowledges that Jefferies LLC (the “Placement Agent”) and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the SPAC, PubCo or the Securities or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company or the SPAC. Subscriber acknowledges that (a) it has not relied on any statements or other information provided by the Placement Agent or any of the Placement Agent’s Affiliates with respect to its decision to invest in the Securities (including information related to the Company, the SPAC, PubCo, or the Securities) and the offer and sale of the Securities, (b) neither the Placement Agent nor any of its Affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Securities, and (c) the Placement Agent shall not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, PubCo, the Company, the SPAC, or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of this offering of the Securities or the Transactions. Subscriber further acknowledges and agrees that certain information provided by PubCo was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges and agrees that the information provided to Subscriber was subject to change, and that any changes to such information, including without limitation, the information in supplements to the Registration Statement on Form S-4 and the related proxy statement that PubCo intends to file with the Commission (which will update and supersede the information previously provided to Subscriber) and any changes based on updated information or changes in terms of the Transactions, shall in no way affect Subscriber’s obligation to acquire the Securities hereunder.

2.1.9 Subscriber has been advised that the Placement Agent (a) is acting solely in its capacity as placement agent with respect to the issuance and sale of the Securities pursuant to this Subscription Agreement and the Other Subscription Agreements, is not acting as an underwriter, initial purchaser, dealer, financial advisor, fiduciary or in any other capacity and is not and shall not be construed as a fiduciary to the Subscriber, PubCo, the Company, the SPAC, or any other person or entity in connection with this offering of the Securities or the Transactions; (b) has not made and will not make any representation or warranty, whether express or implied, of any kind or character to Subscriber and has not provided any advice or recommendation in connection with this offering of the Securities or the Transactions; (c) will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the offering of the Securities, the Transactions or any of the documents furnished pursuant thereto or in connection therewith or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning PubCo, the Company, the SPAC, this offering of Securities, or the Transactions.

2.1.10 Subscriber became aware of this offering of the Securities solely by means of direct contact from either the Placement Agent, the SPAC, or the Company as a result of a pre-existing substantive relationship (as interpreted in guidance from the Commission under the Securities Act) with the SPAC or the Company or their respective representatives (including the Placement Agent), and the Securities were offered to Subscriber solely by direct contact between Subscriber and the Placement Agent, the SPAC, or the Company. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Placement Agent has not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Securities (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.11 Subscriber acknowledges that it is aware that there are substantial risks incident to the investment in the Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that the acquisition of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.12 Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in PubCo. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.13 Subscriber understands and agrees that no federal or state agency has passed judgment upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of an investment in the Securities.

2.1.14 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity otherwise blocked by any OFAC sanctions program or the U.S. Department of State, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (as amended, the “BSA”), as amended by the USA PATRIOT Act of 2001 (as amended, the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. If Subscriber is not an individual, Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the SDN List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were derived legally and in compliance with OFAC sanctions programs.

2.1.15 [Reserved].

2.1.16 Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company or the SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.17 If Subscriber is a foreign person (as defined in 31 C.F.R. § 800.224) and is acquiring a substantial interest (as defined in 31 C.F.R. § 800.244) in the SPAC, Company, or PubCo, no national or subnational government of a single foreign state has a substantial interest (as defined in 31 C.F.R. § 800.244) in the Subscriber. No Subscriber who is a foreign person (as defined in 31 C.F.R. § 800.224) will acquire control (as defined in 31 C.F.R. § 800.208) over the SPAC or PubCo from and after the Closing (as defined below) as a result of the purchase and sale of the Securities hereunder or over the Company from and after the consummation of the Transactions.

2.1.18 On each date the Purchase Price would be required to be funded to PubCo pursuant to Section 3 Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.

2.2 PubCo’s Representations, Warranties and Agreements. To induce each Subscriber to purchase the Securities, PubCo hereby represents and warrants to each Subscriber and agrees with each Subscriber, as of the date hereof and as of the Closing, as follows:

2.2.1 PubCo is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 PubCo does not have any assets or properties of any kind other than those incident to its formation, this Subscription Agreement, the Business Combination Agreement, and the Transactions, and does not now conduct and has never conducted any business. PubCo was formed solely for the purpose of engaging in the Transactions.

2.2.3 PubCo has no direct or indirect subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or investments (whether equity or debt) in any person other than Merger Sub I and Merger Sub II. PubCo owns all of the issued and outstanding equity interests of each of Merger Sub I and Merger Sub II, free and clear of all liens (other than those arising under applicable securities laws).

2.2.4 The Shares and Pre-Funded Warrants have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with their terms and the terms of this Subscription Agreement and registered with PubCo’s transfer agent, (i) the Shares will be validly issued, fully paid and non-assessable, (ii) the Pre-Funded Warrants will be valid and binding obligations of PubCo, enforceable in accordance with their terms and (iii) the Shares and Pre-Funded Warrants will not have been issued in violation of, or subject to any preemptive or similar rights created under, the PubCo Organizational Documents or the laws of the State of Delaware. Upon due exercise and payment of the Exercise Price in accordance with the terms of the Pre-Funded Warrants and registered with PubCo’s transfer agent, the Warrant Shares will be validly issued, fully paid and non-assessable, and will not have been issued in violation of, or subject to any preemptive or similar rights created under, the PubCo Organizational Documents or the laws of the State of Delaware.

2.2.5 This Subscription Agreement has been duly authorized, executed and delivered by PubCo and, assuming that this Subscription Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.6 The execution, delivery and performance of this Subscription Agreement (including compliance by PubCo with all of the provisions hereof), issuance and sale of the Securities and the consummation of the transactions contemplated herein do not and will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of PubCo or any of its subsidiaries, as applicable, pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which PubCo or any of its subsidiaries, as applicable, is a party or by which PubCo or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of PubCo or any of its subsidiaries, as applicable, is subject, in each case, which would reasonably be expected to have a material adverse effect on the legal authority of PubCo to enter into and perform its obligations under this Subscription Agreement (a “PubCo Material Adverse Effect”), (ii) result in any violation of the provisions of the PubCo Organizational Documents or the organizational documents of any of its subsidiaries, as applicable, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have a PubCo Material Adverse Effect.

2.2.7 There are no securities or instruments issued by or to which PubCo is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Securities, or (ii) any shares of capital stock of PubCo to be issued pursuant to the other Transactions, in each case, that have not been or will not be validly waived or terminate prior to the Closing Date.

2.2.8 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act and no prospectus approved under the Securities Act or any other applicable securities laws is required for the offer and sale of the Securities by PubCo to Subscriber.

2.2.9 Neither PubCo nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any securities of PubCo or solicited any offers to buy any securities of PubCo under circumstances that would adversely affect reliance by PubCo on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Securities under the Securities Act or any other applicable securities laws.

2.2.10 Neither PubCo, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Securities and neither PubCo, nor any person acting on its behalf has offered any of the Securities in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither PubCo, nor any person acting on its behalf has, directly or indirectly, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or the securities contemplated by the Other Subscription Agreements or (ii) cause the offering of the Securities pursuant to this Subscription Agreement or the securities contemplated by the Other Subscription Agreements to be integrated with prior offerings by PubCo or SPAC for purposes of the Securities Act or any applicable shareholder approval provisions. Neither PubCo nor any person acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities or the securities contemplated by the Other Subscription Agreements, as contemplated hereby or thereby, to the registration provisions of the Securities Act.

2.2.11 PubCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by PubCo of this Subscription Agreement (including, without limitation, the issuance of the Securities), other than filings and/or consents (i) with the Commission of the Registration Statement (as defined below), (ii) required by applicable state, federal, local or foreign securities laws, (iii) required in accordance with the Business Combination Agreement, (iv) required by the Listing Exchange and (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a PubCo Material Adverse Effect.

2.2.12 Other than the Placement Agent, PubCo represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other parties hereto.

2.2.13 As of their respective filing dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by PubCo with the Commission prior to the date of this Subscription Agreement (the “PubCo Commission Documents”) complied in all material respects with the requirements of the Exchange Act and the Securities Act applicable to the PubCo Commission Documents and the rules and regulations of the Commission promulgated thereunder applicable to the PubCo Commission Documents. None of the PubCo Commission Documents filed under the Exchange Act or the Securities Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of PubCo, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the PubCo Commission Documents.

2.2.14 As of the Closing Date, PubCo will be authorized to issue a maximum of 510,000,000 shares, divided into three classes consisting of (i) 400,000,000 shares of Class A Common Stock, (ii) 100,000,000 shares of PubCo Class B Common Stock and (iii) 10,000,000 shares of PubCo Preferred Stock. All the issued and outstanding shares of PubCo Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights. Except as set forth above, in Schedule 2.2.14 or pursuant to the Other Subscription Agreements or the Business Combination Agreement, as of the date of this Subscription Agreement and immediately prior to Closing, there are no outstanding options, warrants or other rights or agreements, arrangements or commitments of any character, to subscribe for, purchase or acquire from PubCo any shares of Common Stock or other equity interests in PubCo (collectively, the “PubCo Equity Interests”) or securities convertible into or exchangeable or exercisable for any PubCo Equity Interests. Assuming a maximum redemption scenario (as described in and subject to the assumptions set forth in the Form S-4/Proxy Statement (as defined below)), PubCo expects to have 41,107,466 shares of Class A Common Stock and 23,722,425 shares of PubCo Class B Common Stock issued and outstanding immediately following the Closing.

2.2.15 The Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.2.16 Other than the Other Subscription Agreements, the Business Combination Agreement (or any other agreement expressly contemplated by the Business Combination Agreement), and the Anchor Investor Letter Agreement, PubCo and SPAC have not entered into any side letter or similar agreement with any Other Subscriber or any other investor or potential investor in connection with such Other Subscriber’s or other investor’s or potential investor’s direct or indirect investment in PubCo. Except for the Anchor Commitment Fee Shares issuable to the Anchor Investor pursuant to the Anchor Investor Letter Agreement and other rights afforded to the Anchor Investor pursuant to the Other Subscription Agreements, the Other Subscription Agreements reflect the same Per Share Price and other terms that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds.

2.2.17 There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of PubCo, threatened against PubCo, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against PubCo.

2.2.18 PubCo is not in violation of, has not violated, is not under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or authority, domestic or foreign, nor is there any basis for any such charge.

2.2.19 PubCo is not, and immediately after receipt of payment for the Securities will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

2.2.20 The information included in the effective Registration Statement on Form S-4 and the related proxy statement, including any supplements thereto, that PubCo has filed in connection with the Transactions with the Commission (the “Form S-4/Proxy Statement”) does not, as of the date the Form S-4/Proxy Statement was filed with the Commission and will not, at the Closing Date, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading but excluding any forward looking statements contained therein.

2.2.21 As of the date hereof, to the knowledge of PubCo, the representations and warranties of the Company contained in Article IV of the Business Combination Agreement, as each may be qualified by the Company Disclosure Schedule (as defined in the Business Combination Agreement), were true and correct subject to and based on any applicable materiality qualifications described in the condition set forth in Section 8.02(a) of the Business Combination Agreement.

2.3 SPAC’s Representations, Warranties and Agreements. To induce each Subscriber to purchase the Securities, SPAC hereby represents and warrants to each Subscriber and agrees with each Subscriber, as of the date hereof and as of the Closing, as follows:

2.3.1 As of their respective filing dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by SPAC with the Commission prior to the date of this Subscription Agreement (the “SPAC Commission Documents”) complied in all material respects with the requirements of the Exchange Act and the Securities Act applicable to the SPAC Commission Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SPAC Commission Documents. None of the SPAC Commission Documents filed under the Exchange Act or the Securities Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of SPAC, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SPAC Commission Documents.

2.3.2 The information included in the definitive proxy statement, including any supplement thereto that SPAC has filed in connection with the Transactions with the Commission does not, as of the date the definitive proxy statement was filed with the Commission and will not, at the Closing Date, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading but excluding any forward looking statements contained therein.

2.3.3 As of the date hereof, to the knowledge of SPAC, the representations and warranties of the Company contained in Article IV of the Business Combination Agreement, as each may be qualified by the Company Disclosure Schedule (as defined in the Business Combination Agreement), were true and correct subject to and based on any applicable materiality qualifications described in the condition set forth in Section 8.02(a) of the Business Combination Agreement.

2.3.4 The representations and warranties of SPAC contained in Article V of the Business Combination Agreement (without giving effect to any amendments thereto entered into following the date hereof) are incorporated by reference herein mutatis mutandis as if fully set forth in this Subscription Agreement as of the date hereof, and as of the Closing Date, and are for the benefit of each Subscriber.

3. Settlement Date, Delivery and Closing.

3.1 The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date (as defined in the Business Combination Agreement) (the “Closing Date”), and concurrently with the consummation of the Transactions. Upon written notice from (or on behalf of) SPAC to Subscriber (the “Closing Notice”) at least three (3) Business Days prior to the date that SPAC reasonably expects all conditions to the closing of the Transactions to be satisfied, each Subscriber shall deliver to PubCo on the Closing Date, following receipt by such Subscriber of the Issuance Evidence (as defined below) in form and substance reasonably acceptable to such Subscriber, such Subscriber’s Purchase Price for its Shares and Pre-Funded Warrants, as applicable, by wire transfer of United States dollars in immediately available funds to the account specified by SPAC in the Closing Notice, which account shall not be an escrow account. On the Closing Date and prior to the payment by each Subscriber of its Purchase Price for the Securities, (i) PubCo shall issue the Shares to each Subscriber and cause the Shares to be registered in book entry form in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, on PubCo’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Shares in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to Subscriber evidence of such issuance from PubCo’s transfer agent in form and substance reasonably acceptable to such Subscriber (the “Share Issuance Evidence”) and (ii) PubCo shall deliver the Pre-Funded Warrants in certificated form in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable (the “PFW Warrant Issuance Evidence” and, together with the Share Issuance Evidence, the “Issuance Evidence”). In the event that the consummation of the Transactions does not occur within one (1) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by SPAC, PubCo and the Subscriber, PubCo shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Subscriber to PubCo by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed repurchased and cancelled. Notwithstanding such return, repurchase or cancellation, (i) Subscriber acknowledges and agrees that a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 herein, Subscriber shall remain obligated (A) to redeliver funds to PubCo on the new Closing Date following the SPAC’s delivery to Subscriber of a new Closing Notice in accordance with this Section 3.1 and (B) to consummate the Closing on the new Closing Date and immediately prior to the consummation of the Transactions upon satisfaction of the conditions set forth in this Section 3. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York. Notwithstanding anything to the contrary set forth in this Subscription Agreement, for any Subscriber that has provided notice to PubCo that this sentence shall apply to it, PubCo shall not issue or sell, and the Subscriber shall not purchase or acquire, any shares of Class A Common Stock which, when aggregated with all shares of Class A Common Stock then beneficially owned by the Subscriber and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder and based solely on the information provided to PubCo by any such Subscriber), would result in the beneficial ownership by the Subscriber, together with its affiliates, of more than 14.99% of the outstanding shares of Class A Common Stock immediately after giving effect to the Closing and the consummation of the transactions contemplated hereby, and the number of Shares and the applicable purchase price for such Subscriber shall be reduced accordingly.

3.2 Conditions to Closing of PubCo. PubCo’s obligations to sell and issue the Shares and the Pre-Funded Warrants, as applicable, at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by PubCo, on or prior to the Closing Date, of each of the following conditions:

3.2.1 The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of such date), but, in each case (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in a Subscriber Material Adverse Effect.

3.2.2 Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

3.2.3 There shall not be in force any order, judgment or injunction by or with any governmental authority in the United States enjoining or prohibiting the consummation of the Subscription.

3.2.4 SPAC shall have obtained the SPAC Shareholder Approval, including the approval of SPAC’s shareholders for the issuance and sale by PubCo of the Securities.

3.2.5 The closing of the Transactions shall be scheduled to occur promptly after the Closing.

3.3 Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Shares and Pre-Funded Warrants at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1 The representations and warranties made by PubCo in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or PubCo Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or PubCo Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of such date), but, in each case (x) without giving effect to consummation of the Transactions and (y) other than failures to be true and correct that would not result, individually or in the aggregate, in a PubCo Material Adverse Effect.

3.3.2 PubCo shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by PubCo at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of PubCo to consummate the Closing.

3.3.3 There shall not be in force any order, judgment or injunction by or with any governmental authority enjoining or prohibiting the consummation of the Subscription or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such injunction or prohibition.

3.3.4 SPAC shall have obtained the SPAC Shareholder Approval, including the approval of the SPAC’s shareholders for the issuance and sale by PubCo of the Securities.

3.3.5 The closing of the Transactions shall be scheduled to occur promptly after the Closing.

3.3.6 There shall not have occurred any suspension of the SPAC securities for sale or trading on Nasdaq and, to SPAC’s knowledge, no proceedings for any such purpose shall have been initiated or threatened.

3.3.7 The Class A Common Stock shall have been approved for listing on the Listing Exchange, subject only to official notice of listing thereof.

3.3.8 No Company Material Adverse Effect or SPAC Material Adverse Effect (each as defined in the Business Combination Agreement) shall have occurred.

3.3.9 The Requisite Company Approval (as defined in the Business Combination Agreement) shall have been delivered to SPAC and the Required SPAC Proposals (as defined in the Business Combination Agreement) shall have been approved and adopted by the requisite affirmative vote of the shareholders of SPAC.

3.3.10 All conditions precedent to the consummation of the closing of the Transactions shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the closing of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the closing of the Transactions), and Transactions will be consummated immediately following the Closing. Except to the extent consented to in writing by Subscriber, the Business Combination Agreement (as filed with the Commission prior to the date hereof) shall not have been amended, modified, supplemented or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement. There shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any such Other Subscriber thereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons) unless Subscriber has been offered substantially the same benefits.

4. Registration Statement.

4.1 PubCo agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), PubCo will file with the Commission (at PubCo’s sole cost and expense) a registration statement registering the resale of the Shares and the Warrant Shares (the “Registrable Securities” and such registration statement, the “Registration Statement”), and PubCo shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Date, and (ii) the 7th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, however, that PubCo’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to PubCo such information regarding Subscriber, the securities of PubCo held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by PubCo to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling shareholder in similar situations. For purposes of clarification, any failure by PubCo to file the Registration Statement by the Filing Date or to cause such Registration Statement to be declared effective shall not otherwise relieve PubCo of its obligations to file the Registration Statement or cause the same to be declared effective as set forth above in this Section 4. For purposes of this Section 4, the Registrable Securities included in the Registration Statement shall include, as of any date of determination, the Shares, the Warrant Shares and any other equity security of PubCo issued or issuable with respect to the Shares or the Warrant Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, and “Subscriber” shall include any person to which the rights under this Section 4 shall have been duly assigned. PubCo shall provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission and consented to by Subscriber. If the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents PubCo from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Shares and Warrant Shares which is equal to the maximum number of Shares and Warrant Shares as is permitted by the Commission and (ii) the number of Shares and Warrant Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders; and as promptly as practicable after being permitted to register additional Shares or Warrant Shares under Rule 415 under the Securities Act, PubCo shall amend the Registration Statement or file a new Registration Statement to register such Shares or Warrant Shares not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable.

4.2 PubCo shall, upon reasonable request, inform Subscriber as to the status of the registration effected by PubCo pursuant to this Subscription Agreement. At its expense PubCo shall:

4.2.1 except for such times as PubCo is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which PubCo determines to obtain, continuously effective with respect to Subscriber, to file all reports as required by the Exchange Act, provide all customary and reasonable cooperation necessary to enable Subscriber to resell the Shares and the Warrant Shares pursuant to the Registration Statement, qualify the Shares and the Warrant Shares for listing on the applicable Listing Exchange on which PubCo securities are then listed, to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, and to update or amend the Registration Statement as necessary to include the Shares and the Warrant Shares and provide customary notice to holders of the Shares and the Warrant Shares, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, and (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including any volume and manner of sale restrictions under Rule 144 and without the requirement for PubCo to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

4.2.2 advise Subscriber as expeditiously as possible, but in any event within five (5) Business Days:

(a) when the Registration Statement or any post-effective amendment thereto has become effective;

(b) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and

(c) of the receipt by PubCo of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

Notwithstanding anything to the contrary set forth herein, PubCo shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding PubCo other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (c) above constitutes material, nonpublic information regarding PubCo;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as PubCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, PubCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Class A Common Stock is then listed;

4.2.6 allow Subscriber to review and consent to disclosure specifically regarding Subscriber in the Registration Statement on reasonable advance notice (which consent shall not be unreasonably withheld);

4.2.7. use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities and to enable the sale of the Registrable Securities under Rule 144; and

4.2.8. cause PubCo’s transfer agent to remove any restrictive legend (a) at Subscriber’s request, when the Registrable Securities are sold pursuant to Rule 144 under the Securities Act or the Registration Statement or may be sold without restriction under Rule 144 and (b) upon effectiveness of the Registration Statement registering the resale of the Registrable Securities, in each case provided that the Subscriber has delivered customary representation letters as may be requested by PubCo’s counsel. In connection therewith, if required by PubCo’s transfer agent and upon receipt of any customary certifications or other documentation reasonably requested by PubCo, PubCo will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Registrable Securities without any such legend.

Notwithstanding anything to the contrary in this Subscription Agreement, PubCo shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions (other than customary de-legending certificates and opinions) or obtain comfort letters in connection with any sales of the Registrable Securities under the Registration Statement.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, PubCo shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if (i) the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading (it being understood that PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable), or (ii) the filing, effectiveness or continued use of the Registration Statement or related prospectus would (a) require additional disclosure by PubCo in the Registration Statement of material non-public information that PubCo has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of PubCo’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (b) require the inclusion in such Registration Statement or related prospectus of financial statement that are unavailable to PubCo for reasons beyond PubCo’s control or (c) in the good faith judgment of the majority of PubCo’s board of directors, be seriously detrimental to PubCo, and the majority of the board of directors of PubCo concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time (each such circumstance, a “Suspension Event”); provided, however, that PubCo (x) may not delay or suspend the Registration Statement for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period and (y) shall use its reasonable efforts to make such Registration Statement available for the sale by the Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from PubCo of the happening of any Suspension Event during the period that the Registration Statement is effective, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives written notice from PubCo that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by PubCo unless otherwise required by law or subpoena. If so directed by PubCo, Subscriber will deliver to PubCo or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4 The parties hereto agree that:

4.4.1 PubCo shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (to the extent a selling stockholder under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, Affiliates, employees and investment advisers of each Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, Affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented costs of preparation and investigation and reasonable and documented attorneys’ fees) and reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), any prospectus included in any Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in any information regarding Subscriber furnished in writing to PubCo by Subscriber expressly for use therein.

PubCo shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which PubCo is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by Subscriber.

4.4.2 Each Subscriber shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless PubCo, its directors, officers, agents and employees, each person who controls PubCo (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are caused by or contained in any information regarding Subscriber furnished in writing to PubCo by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation.

4.4.3. The indemnification rights and obligations pursuant to this Section 4 are in addition to, and not exclusive of, the indemnification rights and obligations set forth in Section 11 of this Subscription Agreement.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if any of the conditions to Closing set forth in Section 3.2 or Section 3.3 are not satisfied or waived by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing, and (iv) if the Closing has not occurred by June 9, 2026; provided, that (a) Section 3.1 shall survive any termination of this Subscription Agreement that occurs following the funding by Subscriber of the Purchase Price in accordance with the terms and conditions of Section 3.1, and (b) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC shall notify Subscriber of the termination of the Business Combination Agreement and any Other Subscription Agreement promptly after the termination of such agreement. Upon termination of this Subscription Agreement, pursuant to this Section 5, after the delivery by each Subscriber of the Purchase Price for the Securities, PubCo shall promptly (but not later than two (2) Business Days thereafter) have the Purchase Price returned to each Subscriber without any deduction for, or on account of, any tax, withholding, charges or set-off.

6. Miscellaneous.

6.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1 Subscriber acknowledges that PubCo, the SPAC and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify PubCo, SPAC and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of the Subscriber contained in Sections 2.1.8, 2.1.9, and 2.1.10 of this Subscription Agreement to the extent such representations and warranties relate to the Placement Agent.

6.1.2 SPAC and PubCo each acknowledges and agrees that the Placement Agent is entitled to rely on the agreements, representations and warranties of PubCo contained in this Subscription Agreement. Prior to the Closing, PubCo agrees to promptly notify the Placement Agent if any of the agreements, representations and warranties of PubCo are no longer accurate in all material respects.

6.1.3 Each of PubCo, Subscriber and the SPAC is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.4 Prior to the Closing, PubCo may request from Subscriber such additional information as PubCo may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Securities, and Subscriber shall as soon as reasonably practicable provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control and consistent with internal policies and procedure; provided, that, PubCo agrees to keep any such information provided by Subscriber confidential except as required by law.

6.1.5 Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to any Registration Statement are for the account of PubCo to the extent provided in Section 4, and PubCo shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Shares and Warrant Shares and the removal of any restrictive legends as provided for herein).

6.1.6 Each party to this Subscription Agreement shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately following the consummation of the Transactions.

6.1.7 The Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber (including the Subscriber’s controlled Affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any Shares or any securities of the SPAC or any instrument exchangeable for or convertible into any Shares or any securities of the SPAC until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the transactions contemplated hereby (including the Subscriber’s controlled Affiliates and/or Affiliates) from entering into any short sales; (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 6.1.7 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Securities covered by this Subscription Agreement.

6.1.8 From the date hereof until the Closing Date, PubCo shall provide prompt written notice to Subscriber of any (i) amendment, modification or waiver of any provision of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber or PubCo would reasonably expect to receive under this Subscription Agreement or (ii) any declaration by the Company or SPAC of a Company Material Adverse Effect or SPAC Material Adverse Effect (each as defined in the Business Combination Agreement) under the Business Combination Agreement.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

6.2.1 if to Subscriber, to such address or addresses set forth on the signature page hereto;

6.2.2 if to SPAC or PubCo, to:

Haymaker Acquisition Corp. 4

324 Royal Palm Way, Suite 300-I

Palm Beach, Florida 33480

Attention: Christopher Bradley

Email: cbradley@mistralequity.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Sidney Burke; Stephen P. Alicanti

Email: sidney.burke@us.dlapiper.com; stephen.alicanti@us.dlapiper.com

6.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4 Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

6.5 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to acquire the Securities) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Securities acquired hereunder, if any, and then only in accordance with this Subscription Agreement). Notwithstanding the foregoing, Subscriber may assign some or all of its rights and obligations under this Subscription Agreement to any fund or account managed or advised by the same investment manager or investment adviser as the Subscriber or by an affiliate of such investment manager (which shall include any Person in which such investment manager holds 50% or more of such Person’s voting securities) without the prior consent of SPAC and PubCo; provided that (x) prior to such assignment, any such assignee shall agree in writing to be bound by the terms hereof and (y) no such assignment shall relieve the Subscriber of its obligations hereunder.

6.6 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, and, except as set forth in Sections 4.4, 6.1.1 and 11, the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, prior to the Closing, the Company is an intended third-party beneficiary of each of the provisions of this Subscription Agreement.

6.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts of the State of New York (the “Chosen Courts”) in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9 Severability. If any term, provision, covenant or restriction of this Subscription Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Remedies.

6.11.1 The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to seek equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause any other party hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.11.2 The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur immediately following the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.16 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

6.17 Subscriber Obligations are Several and not Joint. The obligations of each Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber under this Subscription Agreement and any Other Subscriber under the Other Subscription Agreements, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement or Other Subscriber under the Other Subscription Agreements. The decision of a Subscriber to subscribe for Securities pursuant to this Subscription Agreement has been made by such Subscriber independently of any other Subscriber under this Subscription Agreement or Other Subscriber under the Other Subscription Agreements and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the SPAC, Company, PubCo or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither a Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by any Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute such Subscriber and the Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Subscriber and Other Subscribers are in any way acting in concert or as a group (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Each Subscriber acknowledges that no Other Subscriber has acted as agent for such Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of such Subscriber in connection with monitoring its investment in the Securities or enforcing its rights under this Subscription Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

7. Cleansing Statement; Consent to Disclosure.

7.1 The SPAC shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement (provided that, if this Subscription Agreement is executed between midnight and 9:00 a.m., New York City time on any Business Day, no later than 9:01 a.m. on the date hereof), issue, or cause to be issued, one (1) or more press releases or file, or cause to be filed, with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”, and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”), which Current Report on Form 8-K shall include as exhibits this Subscription Agreement and the Investor Presentation (to the extent not previously filed or furnished as an exhibit to a filing with the Commission), disclosing all material terms of the transactions contemplated hereby and the Transactions. Following the Disclosure Time, the Subscriber shall not be in possession of any material, non-public information received from the Company, the SPAC, PubCo or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement and the Transactions, and except as set forth in Section 4.3, Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the SPAC, PubCo, the Placement Agent, or any of their respective Affiliates in connection with the Transactions.

7.2 Neither PubCo nor SPAC shall (i) publicly disclose the name of any Subscriber, its advisers or any of their respective affiliates, or include the name of any Subscriber or their respective advisers or affiliates in any press release, without the prior written consent of such Subscriber or (ii) publicly disclose the name of any Subscriber, its advisers or any of their respective affiliates, or include the name of any Subscriber, its advisers or any of their respective affiliates in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Subscriber, except (a) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 4, or (b) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case PubCo, as applicable, shall provide such Subscriber with prior written notice of such permitted disclosure, and shall reasonably consult with such Subscriber regarding such disclosure.

8. Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that, as described in the SPAC’s prospectus relating to its initial public offering (the “IPO”) dated July 25, 2023, available at www.sec.gov, the SPAC has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC, its public shareholders and certain other parties. For and in consideration of the SPAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber on behalf of itself and each of its Affiliates and subsidiaries, and each of its and their employees, agents, representatives and any other person or entity acting on its and their behalf hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) agrees that it will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with the SPAC Organizational Documents in respect of any redemptions by Subscriber in respect of SPAC Class A Ordinary Shares.

9. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell the Securities to the public without registration are available to holders of Class A Common Stock and until the third (3rd) anniversary of the Closing Date, PubCo shall, at its expense:

9.1 make and keep public information available, as those terms are understood and defined in Rule 144;

9.2 use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of PubCo under the Securities Act and the Exchange Act so long as PubCo remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144 for so long as the Subscriber holds any Shares;

9.3 furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by PubCo, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of PubCo and such other reports and documents so filed by PubCo, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

9.4 If in the opinion of counsel to PubCo, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then in connection with a sale of such Shares, at Subscriber’s request, PubCo will request its transfer agent to remove the legend referenced in Section 2.1.5.

10. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives), other than the statements, representations and warranties of PubCo expressly contained in Section 2.2 of this Subscription Agreement, in making its investment or decision to invest in PubCo. Subscriber acknowledges and agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement, or any other investor pursuant to any agreement related to the private placement of the Securities (including such person’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Business Combination Agreement or any Non-Party Affiliate, shall have any liability to the Subscriber, or to any Other Subscriber or other investor, pursuant to, arising out of or relating to this Subscription Agreement, any Other Subscription Agreement, or any other agreement related to the private placement of the Securities, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement, any Other Subscription Agreement, or any other agreement, or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by PubCo, the SPAC, the Company, or the Placement Agent concerning PubCo, the SPAC, the Company, the Placement Agent or any Non-Party Affiliate, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliate” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of PubCo, the SPAC, the Company, the Placement Agent or any of PubCo’s, the SPAC’s, the Company’s or the Placement Agent’s respective controlled affiliates or any family member of the foregoing.

11. Indemnification.

11.1 Each of PubCo and SPAC agrees to indemnify and hold harmless each Subscriber and its affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of PubCo or SPAC under this Subscription Agreement or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any third party (including a stockholder of PubCo or SPAC), whether directly or in a derivative capacity, who is not an affiliate of the Indemnified Person, with respect to the transactions contemplated by this Subscription Agreement or the Business Combination Agreement, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person.

11.2 Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

11.3 The indemnification rights and obligations pursuant to this Section 11 are in addition to, and not exclusive of, the indemnification rights and obligations set forth in Section 4.4 of this Subscription Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the SPAC, PubCo and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

SPAC:

HAYMAKER ACQUISITION CORP. 4

By:
Name:
Title:

PUBCO:

SUNCRETE, INC.

By:
Name:
Title:

Accepted and agreed this _____ day of March, 2026.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above): ___________________

Email Address:

If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Shares:
Pre-Funded Warrants:
Aggregate Number of Shares subscribed for:

Beneficial Ownership Blocker:

Aggregate Purchase Price:

Except as provided in Section 1 of this Subscription Agreement, you must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by PubCo in the Closing Notice.

EXHIBIT A

Form of Pre-Funded Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF PRE-FUNDED COMMON STOCK PURCHASE WARRANT

[●]

Warrant Shares: [ ]	Issue Date: [ ]

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, __________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) until this Warrant is exercised in full (the “Termination Date”), to subscribe for and purchase from [●], a Delaware corporation (the “Company”), up to [●] shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock” and such Common Stock underlying this Warrant, subject to adjustment hereunder, the “Warrant Shares”) of the Company. The purchase price of one share of Common Stock underlying this Warrant shall be equal to the Exercise Price set forth in Section 2(b) below.

Section 1.               Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated [●], 2025, among the Company and the purchasers signatory thereto.

Section 2.               Exercise.

(a)            Exercise of Warrant. Subject to the terms and conditions hereof, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Exhibit B (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 3(c) below is applicable and specified in the applicable Notice of Exercise. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person executing such Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle the Warrants.

(b)            Exercise Price. The purchase price of this Warrant ($9.9999 per Warrant Share) was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid purchase price under any circumstance or for any reason whatsoever. The unpaid exercise price per Warrant Share shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

(c)            Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 3(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 3(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 3(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 3(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	= the Exercise Price of this Warrant, as adjusted hereunder, in effect on the date of exercise; and

(X)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported on the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”), as applicable, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on a Trading Market or on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Day” means any day on which the Trading Market is open for trading, including any day on which the Trading Market is open for trading for a period of time less than the customary time. If the Common Stock is not then listed or quoted on a Trading Market, Trading Day means a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock is then reported on OTCQB or OTCQX, as applicable, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on a Trading Market or on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

(d)            Mechanics of Exercise.

(i)      Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate or book-entry certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii)      Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)     Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 3(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by delivering written notice to the Company.

(iv)     Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 3(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is due to any action or inaction by the Holder with respect to such exercise, or due to circumstances beyond the Company’s reasonable control), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v)      No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi)      Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, except that the Holder shall be responsible for any applicable income or capital gains taxes, and the Company shall be responsible for other customary issuance expenses, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit C, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii)      Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e)            Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, and any such attempted exercise shall be void and of no effect, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder, the Company shall within two (2) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99]% (or, upon election by a Holder prior to the issuance of any Warrants, [9.99]%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, collectively being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the aggregate Beneficial Ownership of the Holder and its Attribution Parties exceeds such limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares and the Holder shall return the Excess Shares to the Company. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. If the Warrant is unexercisable as a result of the Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Holder, provided that the Holder shall continue to have the right, subject to the conditions set out herein, to exercise any unexercised portion of the Warrant which was otherwise exercisable and all other rights, powers and remedies shall remain hereunder in full force and effect.

Section 3.               Certain Adjustments.

(a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)            Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(a) above, if at any time that this Warrant is outstanding the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c)            Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date as of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity (other than a reincorporation in a different state), (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding shares representing the aggregate voting power of all classes of equity securities of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of the aggregate voting power of all classes of equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 3(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant, in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant, referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant, with the same effect as if such Successor Entity had been named as the Company herein; provided, however, that to the extent that the Holder’s right to participate in any such Fundamental Transaction Rights would result in the Holder and its Attribution Parties, collectively, beneficially owning in excess of the Beneficial Ownership Limitation of the Common Stock that would be issued and outstanding following receipt of such Fundamental Transaction Rights (such excess amount of Common Stock, the “Excess Fundamental Transaction Rights”), then the Holder shall not be entitled to participate in such Fundamental Transaction Rights to the extent of the Excess Fundamental Transaction Rights (and shall not have the right to acquire such Excess Fundamental Transaction Rights). The Excess Fundamental Transaction Rights shall be held in abeyance for the benefit of the Holder until such time or times as (1) its right to receive some or all of the Excess Fundamental Transaction Rights would not result in the Holder and its Attribution Parties beneficially owning Common Stock in excess of the Beneficial Ownership Limitation and (2) the Holder so certifies in writing to the Company and specifies the number of shares of Common Stock it is able to receive without exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted that portion of the Excess Fundamental Transaction Rights (and any Excess Fundamental Transaction Rights granted, issued or sold on such initial Fundamental Transaction Rights or on any subsequent Fundamental Transaction Rights to be held similarly in abeyance) to the same extent as if there had been no such limitation. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(d) regardless of whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares.

(e)            [Reserved].

(f)             Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g)            Notice to Holder.

(i)      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)      Notice to Allow Exercise by Holder. If, while the Warrant is outstanding, (A) the Company declares a dividend (or any other distribution in whatever form and other than, for the avoidance of doubt, a stock split or combination) on the Common Stock, (B) the Company declares a special nonrecurring cash dividend on, or a redemption of, the shares of Common Stock, (C) the Company authorizes the granting to all holders of the shares of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company is required in connection with a Fundamental Transaction, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. An alternative suitable filing with the Commission or the issuance of a press release shall also satisfy this notice requirement. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.               Transfer of Warrant.

(a)            Transferability. Subject to compliance with any applicable securities laws, the conditions set forth in Section 5(d) hereof, and the provisions of Section 2.1.5 of the Subscription Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)            New Warrants. Subject to compliance with applicable securities laws, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)            Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Sections 6.5 and 6.6 of the Subscription Agreement.

(e)            Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.               Miscellaneous.

(a)            No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3(d)(i), except as expressly set forth in Section 4. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise” as permitted in Section 3(c) and to receive the cash payments contemplated pursuant to Section 3(d)(i) and Section 3(d)(iv), in no event will the Company be required to net cash settle an exercise of this Warrant.

(b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)            Authorized Shares.

The Company covenants that, at all times during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment (it being understood that this Warrant shall not in any case prevent the Company from effecting any such amendment, reorganization, transfer, consolidation, merger, dissolution, issuance or sale). Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

(f)             Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws, and in such case, by the acceptance hereof, represents and warrants that the Holder will acquire such Warrant Shares issuable upon such exercise for its own account and not with a view to or for distributing or reselling Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities laws.

(g)            Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Subscription Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)            Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

(i)             Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)             Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)            Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l)             Amendment. This Warrant may be modified, amended, or the provisions hereof waived only with the written consent of both the Company and the Holder of this Warrant. Any such modification, amendment or waiver shall be binding on all subsequent holders of this Warrant.

(m)          Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SUNCRETE, INC.

By:
Name:
Title:

EXHIBIT B

NOTICE OF EXERCISE

TO: Suncrete, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and acknowledges that this representation is being relied upon by the Company in issuing the Warrant Shares.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

EXHIBIT C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: _______________

Holder’s Address:_______________

Schedule 2.2.14

Capitalization

1.	PubCo has entered into a securities exchange agreement with existing holders of the Senior Preferred Units of Concrete Partners Holding, LLC to exchange the Series Preferred Units for a new series of Series A Convertible Preferred Stock with similar rights and preferences as the Series Preferred Units.

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